UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 2, 2018 (July 31, 2018)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas		76065

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (972) 775-9801

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02	Unregistered Sales of Equity Securities.

On July 31, 2018, Ennis, Inc., a Texas corporation (the “Company”), issued an aggregate of 829,126 shares of common stock of the Company, par value $2.50 per share (the “Shares”), to the former stockholders of Wright Business Forms, Inc., d/b/a Wright Business Graphics (“WBG”), as partial consideration for the acquisition by the Company of all of the outstanding equity interests of WBG by way of a merger of a wholly-owned subsidiary of the Company with and into WBG pursuant to the Agreement and Plan of Merger, dated July 16, 2018 (the “Merger Agreement”) previously announced on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2018.

The Shares paid to the former stockholders of WBG represent aggregate consideration under the Merger Agreement equal to approximately $16.2 million, or 45% of the aggregate purchase price (after giving effect to certain customary adjustments for working capital).  An additional $19.7 million, or 55% of the aggregate purchase price (after giving effect to certain customary adjustments for working capital) was paid in cash.  The sale of the Shares was exempt from registration pursuant to Section 4(a)(2) under the Securities Act of 1993, as amended, and Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On August 2, 2018, the Company issued a press release announcing the closing of the transactions contemplated by the Merger Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

On July 31, 2018, the Company consummated the previously announced acquisition of WBG by way of a merger of a wholly-owned subsidiary of the Company with and into WBG, with WBG continuing as the surviving corporation (the “Merger”), as contemplated by the Merger Agreement.  Immediately following the Merger, WBG was merged with and into Cascadia Merger Sub II LLC, a wholly-owned subsidiary of the Company (the “LLC Sub”), with the LLC Sub surviving the Merger.  LLC Sub subsequently changed its name to Wright Business Graphics LLC and will carry on the business of WBG as conducted prior to the consummation of the Merger.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Ennis, Inc. press release dated August 2, 2018 announcing the close of the Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

Date: August 2, 2018	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer